                                                                    EXHIBIT 4.23


                          DEBT SUBORDINATION AGREEMENT


     THIS DEBT SUBORDINATION AGREEMENT ("Agreement") is made and entered into this 20th day of March, 1998, among BANC ONE CAPITAL PARTNERS, LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and permitted assigns, "Subordinated Creditor"); ATLANTIC PREMIUM BRANDS, LTD., CARLTON FOODS CORP., PREFCO CORP., GROGAN'S FARM, INC., RICHARDS CAJUN FOODS CORP. AND POTTER'S ACQUISITION CORP., each a Delaware corporation (collectively referred to as, "Borrowers"); and FLEET CAPITAL CORPORATION, a Rhode Island corporation (together with its successors and assigns, "Senior Creditor").


                                    RECITALS:

     Senior Creditor and Borrowers are parties to a certain Loan and Security Agreement dated the date hereof (as at any time amended, the "Loan Agreement") pursuant to which Senior Creditor may make loans and other extensions of credit to or for the benefit of Borrowers from time to time, secured by all or substantially all of the assets of Borrowers.

     Subordinated Creditor and Borrowers are parties to a certain Senior Subordinated Note and Warrant Purchase Agreement dated as of March 20, 1998 (as at any time amended, the "Note Purchase Agreement"), pursuant to which Subordinated Creditor has agreed to make a loan to Borrowers in the amount of $6,500,000, as evidenced by a certain Senior Subordinated Note (the as at any time amended, "Subordinated Note"), payment of which is secured by a junior lien upon substantially all of Borrowers' assets.

     A condition to any obligation of Senior Creditor to make any loans or other extensions of credit to Borrowers under the Loan Agreement is the execution and delivery of this Agreement by Senior Creditor, Borrowers and Subordinated Creditor. A condition to any obligation of Subordinated Creditor under the Note Purchase Agreement is the execution of this Agreement by Senior Creditor, Borrowers and Subordinated Creditor. Each of the parties desires to enter into this Agreement to facilitate the consummation of the transactions contemplated by the Loan Agreement and the Subordinated Note.

     NOW, THEREFORE, for TEN DOLLARS ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and the mutual covenants herein, and to induce Senior Creditor to provide financial accommodations to or for the benefit of Borrowers, the parties hereto, intending to be legally bound hereby, do agree as follows:

     1.   DEFINITIONS; RULES OF CONSTRUCTION.

          (a) Capitalized terms used in this Agreement, unless otherwise defined, shall have the meanings ascribed to them in the Loan Agreement. In addition to such other terms as are elsewhere defined herein, the following terms shall have the following meanings for the purposes of this Agreement:

          "Accruals" shall mean, on any date of determination thereof, (i) all unpaid interest accrued through such date with respect to the principal amount of Loans and other Obligations outstanding under any of the Senior Creditor Loan Documents on such date, such principal amount not to exceed the Maximum Senior Principal Cap, and (ii) all Enforcement Expenses incurred by Senior Creditor under any of the Senior Creditor Loan Documents through such date.

          "Applicable Pro Forma EBITDA" shall mean, on any date, Borrowers' written estimate (which estimate shall be delivered to both Senior Creditor and Subordinated Creditor at least 5, but not more than 45, days in advance of the effective date of any requested increase in the Total Senior Credit Facility in effect under Section 1 of the Loan Agreement) of Borrowers' and their Subsidiaries' pro forma EBITDA, on a Consolidated and combined basis,
     (i) for the 12-month period immediately preceding the date of such written estimate, in the case of an increase in the Total Senior Credit Facility in connection with a proposed acquisition by a Borrower of Equity Interests or Property of another Person, in which case pro forma EBITDA shall be calculated as if such acquisition had occurred on the day before the first day of such 12-month period, or (ii) for the 12-month period immediately following the date of such written estimate, in the case of an increase in the Total Senior Credit Facility for any other purpose. Senior Creditor shall be authorized to rely upon any estimate provided to it by Borrowers of their and their Subsidiaries' pro forma EBITDA in determining whether any increase in the Total Senior Credit Facility will not exceed the Senior Debt Limit and any such written estimate shall be conclusive and binding upon all parties.

          "Bankruptcy Case" shall mean any case hereafter commenced by or against Borrowers under any chapter of the Bankruptcy Code.

          "Bankruptcy Code" shall mean title 11 of the United States Code.

          "Enforcement Expenses" shall mean all costs and expenses incurred by Senior Creditor in connection with its enforcement of any rights or remedies under the Senior Creditor Loan Documents, the collection of any of the Senior Debt or the protection of, or realization upon, any Collateral after the occurrence and during the continuance of a Senior Debt Default, including, by way of example, reasonable attorneys' fees, court costs, appraisal and consulting fees, auctioneers' fees, rent, storage, insurance premiums, taxes, and like items, whether such amounts are allowed as a claim against Borrowers under the Bankruptcy Code.

          "Lien Subordination" shall mean that certain Lien Subordination Agreement between Senior Creditor and Subordinated Creditor of even date herewith.

          "Maximum Senior Principal Cap" shall mean, on any date, thereof, an amount equal to the lesser of (i)$70,000,000 or (ii) the Pro Forma Cap.

          "Obligor" shall mean Borrowers and any other Person that is liable for the payment of the whole or any part of the Senior Debt.

          "Payment Default" shall mean a Senior Debt Default that results from Borrowers' failure to pay any of the Senior Debt on the due date thereof (whether due at stated maturity, upon acceleration, on demand or otherwise).

          "Plan" shall mean a plan proposed in an Insolvency Proceeding for the reorganization or rehabilitation of an Obligor, a composition or extension of any of such Obligor's Debts or a liquidation in whole or in part of such Obligor's assets.

          "Pro Forma Cap" shall mean, on any date of determination thereof, an amount equal to $26,000,000, provided that if after the date hereof Borrowers request an increase in the Total Senior Credit Facility and shall in connection therewith determine the Applicable Pro Forma EBITDA, then the "Pro Forma Cap" shall mean an amount equal to the greater of (i) $26,000,000 or (ii) the Applicable Pro Forma EBITDA in effect on such date multiplied by 4. If after the date hereof the amount of the Pro Forma Cap is increased to an amount above $26,000,000 based upon Borrowers' calculation of the Applicable Pro Forma EBITDA, such increase in the Pro Forma Cap (as well as any increase in the Total Senior Credit Facility as a consequence thereof) shall be deemed to be a permanent increase in such amount, irrespective of any subsequent changes in Borrowers' or their Subsidiaries' financial performance or condition or any subsequent calculation of the Applicable Pro Forma EBITDA.

          "Qualified Lender" shall mean (i) any parent, affiliate or subsidiary of Senior Creditor and (ii) any bank, trust company, savings institution, insurance company, finance company, investment partnership or company, or other financial institution or institutional lender of recognized national or regional standing in the business of making, purchasing or refinancing of indebtedness for borrowed money.

          "Reorganization Securities" shall mean and include (a) shares of common stock (or other equity securities) of Debtor and (b) debt securities of Debtor, the payment of which is subordinated to the full and final payment of all Senior Debt at the time outstanding and to the payment of all debt securities issued in exchange therefor to Senior Creditor, which shares or other equity or debt securities have been provided for by a Plan that has been approved by final order of a court and that has been accepted by Senior Creditor.

          "Senior Creditor Loan Documents" shall mean the Loan Documents (as defined in the Loan Agreement).

          "Senior Debt" shall mean (i) all Loans at any time made and all other Obligations now or hereafter existing under or with respect to any of the Senior Creditor Loan Documents, (ii) any and all loans made or other credit extended by Senior Creditor to Borrowers during the pendency of any Bankruptcy Case, (iii) all interest at any time accrued with respect to any of the foregoing (including any interest that accrues during the pendency of any Bankruptcy Case, whether or not Senior Creditor is authorized under the Bankruptcy Code to collect such interest from Borrowers), and (iv) all Enforcement Expenses which Borrowers are now or hereafter liable to pay to Senior Creditor under any agreement or by Applicable Law.

          "Senior Debt Default" shall mean an Event of Default under (and as defined in) the Loan Agreement.

          "Senior Debt Limit" shall mean, on any date of determination thereof, the sum of the Maximum Senior Principal Cap in effect on such date plus all Accruals through such date.

          "Subordinated Debt" shall mean all Debt of Borrowers to Subordinated Creditor under or with respect to the Subordinated Note, whether such Debt is now or hereafter existing and however and whenever made or incurred, and whether direct or indirect, absolute or contingent, due or to become due, joint or several, or secured or unsecured, including all principal, interest and premium on, and all other amounts payable in respect of, the Subordinated Note, and all fees, charges, expenses, attorneys' fees, commitment or other fees, indemnity amounts, collection costs and other amounts owing by Borrowers to Subordinated Creditor under any of the Subordinated Debt Documents or otherwise.

          "Subordinated Debt Default" shall mean an event of default under any of the Subordinated Debt Documents except to the extent that such event of default results from (i) any default resulting from a breach of any affirmative covenant (except Borrowers' failure to timely deliver any financial reporting to Subordinated Creditor) or (ii) any default resulting from a breach of any representation or warranty.

          "Subordinated Debt Documents" shall mean and include the Note Purchase Agreement, the Subordinated Note, the Subordinated Security Agreement and all other agreements or instruments now or hereafter evidencing or securing the payment of the whole or any part of the Subordinated Debt.

          "Subordinated Security Agreement" shall have the meaning ascribed to it in the Lien Subordination.

          "Total Senior Credit Facility" shall mean, on any date, the total amount of the credit facility provided for in, and in effect under, Section 1 of the Loan Agreement on such date, which amount, on the date hereof, is $26,000,000.

          (b) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references to statutes and related regulations shall include any amendments to same and any successor statutes and regulations. All references to any instruments or agreements, including any of the Senior Creditor Loan Documents or any of the Subordinated Debt Documents shall include any and all modifications thereto and any and all restatements, extensions or renewals thereof. All references to any of the Subordinated Debt or Senior Debt shall mean all renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of any such Debt (including all successive renewals, extensions, substitutions, refundings, refinancings, restructurings or replacements of such Debt). All references to "including" and "include" shall be understood to mean "including, without limitation."

    2.    SUBORDINATION.

          (a) Subject to the provisions of paragraph 5 hereof relating to payments on the Subordinated Debt that are permitted to be made to the extent and under the circumstances set forth in paragraph 5, Subordinated Creditor hereby postpones and subordinates all of the Subordinated Debt to the full and final payment and discharge of all of the Senior Debt and Senior Creditor shall be entitled to receive payment in full of all Senior Debt before any payment or distribution (other than a distribution of Reorganization Securities) is made on account of or applied to any of the Subordinated Debt. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt with full knowledge of and in reliance upon this Agreement, and each holder of Subordinated Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Subordinated Debt with full knowledge and subject to the terms and provisions of this Agreement.

          (b) In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Obligor or the proceeds thereof to creditors of any Obligor or upon any indebtedness of any Obligor, by reason of the liquidation, dissolution or other winding up of such Obligor or such Obligor's business, or in the event of any sale of assets of any Obligor or Insolvency Proceeding involving any Obligor or its assets, any payment or distribution of any kind or character, whether in cash, securities or other property (excluding Reorganization Securities), which shall be payable or deliverable upon or with respect to any of the Subordinated Debt shall be paid or delivered directly to Senior Creditor for application to the Senior Debt (whether or not the same is then due) until all of the Senior Debt has been fully paid and discharged. Each Subordinated Note shall at all times bear a conspicuous legend that the Subordinated Debt evidenced thereby is subordinated to the Senior Debt pursuant to this Agreement.

          (c) Upon any distribution of the assets of any Obligor or the proceeds thereof in any Insolvency Proceeding, the holders of the Subordinated Debt shall be entitled to rely upon any order made by the court in which such Insolvency Proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any distribution to such holders, for the purpose of ascertaining the Persons entitled to participation in such distribution, the holders of the Senior Debt, the amount thereof or payable thereon, the amount or amounts paid or distribution thereon and all other facts pertinent thereto or to this paragraph 2.

          (d) If any holder of Subordinated Debt shall not file a proper claim or proof of debt as shall be necessary in order to have the claims of such holders allowed in any Insolvency Proceeding commenced by or against an Obligor or involving such Obligor's assets, in the form required in such Insolvency Proceeding, at least 15 days prior to the expiration of the time to file such claim or proof of debt, Senior Creditor is hereby irrevocably authorized and shall have the right (but not the obligation) to file an appropriate claim or proof of debt in such Insolvency Proceeding for and on behalf of such holder of Subordinated Debt.

    3.    WARRANTIES AND REPRESENTATIONS.

          (a) Subordinated Creditor hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Senior Creditor relative to Borrowers in deciding to execute this Agreement; (ii) no part of the Subordinated Debt is evidenced by any instrument or writing except the Subordinated Debt Documents;
(iii) Subordinated Creditor is the lawful owner of the Subordinated Debt; (iv) Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Debt, any interest therein or any Collateral or security pertaining thereto; and (v) Subordinated Creditor has not heretofore given any subordination in respect of the Subordinated Debt.

          (b) Senior Creditor hereby represents and warrants that: (i) it has not relied nor will it rely on any representation or information of any nature made by or received from Subordinated Creditor relative to Borrowers in deciding to execute this Agreement; (ii) no part of the Senior Debt is evidenced by any instrument or writing except the Senior Creditor Loan Documents; (iii) Senior Creditor is the lawful owner of the Senior Debt; (iv) Senior Creditor has not heretofore assigned or transferred any of the Senior Debt, any interest therein or any Collateral or security pertaining thereto; and (v) Senior Creditor has not given any subordination in respect of the Senior Debt.

          (c) Each of the parties hereto represents and warrants to each of the other parties hereto that this Agreement has been duly executed and delivered by such party and is the valid and binding obligation of such party, enforceable against such party in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by principles of equity.

    4. NEGATIVE COVENANTS. For so long as this Agreement is in effect, Borrowers and Subordinated Creditor agree with Senior Creditor that, except as otherwise expressly provided in this Agreement: (i) Borrowers shall not, directly or indirectly, make any payment on account of any part of the Subordinated Debt or, except as expressly authorized by the Lien Subordination, grant any Lien upon any assets of Borrowers to secure the payment of any of the Subordinated Debt; (ii) Subordinated Creditor shall not demand, collect or accept from an Obligor any payment on account of the Subordinated Debt or any part thereof, or accelerate the maturity of the Subordinated Debt or realize upon or enforce any Lien upon the Collateral; (iii) except as otherwise expressly provided in the Subordinated Debt Documents as in effect on the date hereof, Subordinated Creditor shall not exchange, set off, release, convert to equity or otherwise discharge any part of the Subordinated Debt; (iv) Subordinated Creditor shall not hereafter give any subordination in respect of the Subordinated Debt or sell, transfer, assign or grant a security interest or participation in any of the Subordinated Debt to any Person other than Senior Creditor without the prior written consent of Senior Creditor unless Subordinated Creditor gives Senior Creditor at least 5 days prior written notice of such transfer or assignment and the transferee or assignee thereof first agrees in writing with Senior Creditor to be bound by the terms of this Agreement; and (v) Borrowers shall not hereafter issue any instrument or other writing evidencing any part of the Subordinated Debt other than the Subordinated Note and the Note Purchase Agreement, and Subordinated Creditor will not receive any such writing.

    5.    PERMITTED PAYMENTS; PAYMENT AND REMEDY BARS.

          (a) Except as otherwise provided in paragraph 2(b) and in this paragraph 5, Borrowers may pay to Subordinated Creditor, and Subordinated Creditor may accept and retain, any regularly scheduled installment of principal and interest as and when due and payable to Subordinated Creditor by Borrowers under the Subordinated Note as in effect on the date hereof and in accordance with its present tenor, but without prepayment (whether mandatory or optional).

          (b) No direct or indirect payment in respect of any principal or interest payable on any of the Subordinated Debt shall be made by Borrowers or any other Person liable for any of the Subordinated Debt, or be accepted or retained by Subordinated Creditor, if at the time such payment is made or received there exists a Payment Default, the Subordinated Creditor has received written notice thereof from Borrowers or Senior Creditor and such Payment Default shall not have been cured or in writing waived (or the benefit of this subparagraph (b) waived in writing) by Senior Creditor.

          (c) Upon the occurrence and during the continuance of a Senior Debt Default that is not a Payment Default, Senior Creditor may bar the making and acceptance of any and all payments with respect to Subordinated Debt by giving written notice (each a "Payment Bar Notice") to Borrowers and Subordinated Creditor. Any such Payment Bar Notice shall state that a Senior Debt Default has occurred and that the Payment Bar Notice is being delivered pursuant to this Agreement. During the period (each such period, a "Payment Bar Period") commencing on the date a Payment Bar Notice is given by Senior Creditor and ending on the applicable Payment Bar Termination Date (as hereinafter defined), no payment with respect to the Subordinated Debt (including any payment due at maturity if the maturity thereof occurs during such Payment Bar Period, whether by acceleration or otherwise) shall be made by or on behalf of any Obligor. For the purpose hereof, the term "Payment Bar Termination Date" shall mean, with respect to any Payment Bar Notice, the earlier of the dates on which: (i) all Senior Debt Defaults identified in such Payment Bar Notice shall have been cured or waived in writing in accordance with the applicable provisions of the Senior Creditor Loan Documents, or (ii) 180 days shall have elapsed after the date on which Senior Creditor shall have given such Payment Bar Notice to Borrowers.

          (d) Senior Creditor and Subordinated Creditor each agrees to send to the other a copy of each notice of default or acceleration that it sends to Borrowers, promptly after the sending of same to Borrowers, and shall endeavor in good faith (but without liability to the other for its failure to do so) to give to the other written notice of any default by Borrowers deemed by it to be material, promptly after its having obtained knowledge of such default. Upon the occurrence and during the continuance of a Subordinated Debt Default, Subordinated Creditor may, subject to giving Senior Creditor not less than 15 nor more than 30 days' prior written notice of Subordinated Creditor's intent to exercise any of its rights and remedies as a consequence of such Subordinated Debt Default, exercise any or all of its rights and remedies to enforce payment of the Subordinated Debt; provided, however, that Subordinated Creditor shall not be authorized to exercise any of its rights or remedies during a Remedy Bar Period (as hereinafter defined) and Subordinated Creditor's enforcement of any Lien that it may now hold or hereafter obtain with respect to any of the Collateral shall in all events be subject to all of the limitations and restrictions contained in the Lien Subordination; and provided further, however, that all Senior Debt then or thereafter due shall first be paid in full before the holders of any Subordinated Debt are entitled to receive or retain any payment or property on account of or for application to the Subordinated Debt.

          (e) Upon the occurrence and during the continuance of a Senior Debt Default (including a Senior Debt Default resulting from the occurrence of any Subordinated Debt Default), Senior Creditor may, at its option, bar Subordinated Creditor from exercising against any Obligor any of the rights and remedies hereinafter described in this subparagraph (e) by delivering a written notice (each a "Remedy Bar Notice") to each holder of Subordinated Debt. Each such Remedy Bar Notice shall state that a Senior Debt Default has occurred and that a Remedy Bar Notice is being delivered pursuant to this Agreement. During any period (each such period, a "Remedy Bar Period") commencing on the date such Remedy Bar Notice is received by Subordinated Creditor and ending on the applicable Remedy Bar Termination Date (as hereinafter defined), no holder of Subordinated Debt shall take any action to (A) accelerate the maturity of, or demand as immediately due and payable, all or any part of the Subordinated Debt,
(B) commence, continue or participate (except as provided in clause (iv) of the definition of "Remedy Bar Termination Date" below) in any judicial, arbitral or other proceeding or any other enforcement action of any kind against any Obligor or any of such Obligor's assets (including any involuntary proceeding under the Bankruptcy Code) seeking, directly or indirectly, to enforce any of their rights or remedies, or to enforce any of the obligations incurred by Borrowers or any other Person under or in connection with the Subordinated Debt or the Subordinated Debt Documents, (C) commence or pursue any judicial, arbitral or other proceeding or legal action of any kind, seeking injunctive or other equitable relief to prohibit, limit or impair the commencement or pursuit by Senior Creditor of any of its rights or remedies under or in connection with the Senior Creditor Loan Documents or otherwise available to Senior Creditor under Applicable Law, or (D) commence or join with any other creditor of any borrower in commencing any Insolvency Proceeding against any Borrower. For the purpose hereof, the term "Remedy Bar Termination Date" shall mean, with respect to any Remedy Bar Notice, the date, following the receipt of such Remedy Bar Notice by the holders of Subordinated Debt, on which the earliest of the following events shall occur: (i) all Senior Debt Defaults identified in such Remedy Bar Notice shall have been cured or in writing waived in accordance with the applicable provisions of the Senior Creditor Loan Documents; (ii) 180 days shall have elapsed after the date of receipt by Subordinated Creditor of such Remedy Bar Notice; (iii) Senior Creditor shall have accelerated the maturity, or demanded immediate payment, of the entire balance of the Senior Debt; (iv) any voluntary proceeding under any chapter of the Bankruptcy Code by Borrowers shall be commenced, or any involuntary proceeding under the Bankruptcy Code shall have been filed against Borrowers(other than by any holder of Subordinated Debt) and an order for relief shall have been entered by the court in such proceeding (provided that nothing in this paragraph 5(e) shall be construed to prevent the holders of Subordinated Debt from appearing and participating in such involuntary proceeding to the fullest extent permitted by Applicable Law at any time after the filing thereof); or (v) Senior Creditor shall commence or pursue (1) any judicial, arbitral or other proceeding or enforcement action of any kind against any Obligor or any of its assets, seeking directly or indirectly, to enforce any of the obligations incurred by such Obligor under any of the Senior Creditor Loan Documents or (2) any action (by judicial proceeding or otherwise) to foreclose or otherwise enforce any Liens securing Senior Debt against any of the Collateral; provided, however, that actions taken by Senior Creditor to receive, collect, retain or apply to the Senior Debt the cash proceeds of any Collateral (including proceeds of Accounts and Inventory) paid in the ordinary course of business of any Obligor's compliance with the Senior Creditor Loan Documents or to limit or terminate the advancing or readvancing of Loans or the issuance or reissuance of Letters of Credit or similar contingent obligations by Senior Creditor under the terms of the Senior Creditor Loan Documents shall not be construed to be actions described in the foregoing clauses (v)(1) or (v)(2) of this subparagraph (e). After the Remedy Bar Termination Date, Subordinated Creditor may enforce its rights and remedies under the Subordinated Security Agreement, but subject in all events to the restrictions and limitations of the Lien Subordination, including all requirements therein to give notice of intent to initiate any enforcement action.

          (f) Nothing contained in the foregoing subparagraphs (c), (d) and (e) of this paragraph 5 shall limit, modify or impair Senior Creditor's ability to give both a Payment Bar Notice and a Remedy Bar Notice, whether simultaneously or successively, so long as, with respect to each of such Payment Bar Notice and such Remedy Bar Notice, and the respective Payment Bar Period and Remedy Bar Period commenced thereby, the respective conditions and limitations applicable thereto as set forth in such subparagraphs (c), (d) and (e), and the applicable provisions of subparagraph (g), of this paragraph 5 shall be satisfied in accordance with the terms thereof; provided, however, that notwithstanding anything herein to the contrary, if a Remedy Bar Notice is given simultaneously with a Payment Bar Notice or during the pendency of a Payment Bar Period commenced by such Payment Bar Notice, then the Remedy Bar Period commenced by such Remedy Bar Notice shall terminate not later than the date of termination of such Payment Bar Period.

          (g) The foregoing provisions of this paragraph 5 shall be subject to the following additional conditions and limitations:

               (i) No Payment Bar Notice may be given during the pendency of any Payment Bar Period, no Remedy Bar Notice may be given during the pendency of a Remedy Bar Period, and no more than one Payment Bar Period and no more than one Remedy Bar Period may be commenced during any period of 365 consecutive days; and

               (ii) No facts or circumstances constituting a Senior Debt Default existing on the date any Payment Bar Notice is given and of which an officer of Senior Creditor has actual knowledge may be used as a basis for any additional or subsequent Payment Bar Notice. No facts or circumstances constituting a Senior Debt Default existing on the date any Remedy Bar Notice is given and of which Senior Creditor has actual knowledge may be used as a basis for any additional or subsequent Remedy Bar Notice.

          (h) In no event shall Senior Creditor's continuing to honor any request of Borrowers for Loans or other extensions of credit under the Loan Agreement after the occurrence or during the continuance of any Senior Debt Default be deemed a waiver thereof, unless such Senior Debt Default is expressly waived in writing by Senior Creditor.

          (i) Notwithstanding anything herein that may authorize the holders of the Subordinated Debt to exercise remedies when no Remedy Bar Period is in effect, in no event shall any holder of Subordinated Debt be authorized to take any action with respect to the Collateral that is prohibited by the terms of the Lien Subordination. To the extent that any provision of this Agreement relating to any Collateral shall be deemed to be in conflict with any provision of the Lien Subordination, the terms of the Lien Subordination shall govern and control.

          6. TURNOVER OF PROHIBITED TRANSFERS. If notwithstanding the provisions of this Agreement any payment, distribution or security (other than Reorganization Securities), or the proceeds thereof, are received by any holder of Subordinated Debt on account of or with respect to any of the Subordinated Debt other than as expressly permitted in paragraph 5 hereof, such payment, distribution or security (other than Reorganization Securities) shall be held in trust for the benefit of, and shall immediately be paid or delivered by such holder to, Senior Creditor in the form received (except for the addition of any endorsement or assignment necessary to effect a transfer of all rights therein to Senior Creditor) for application to the Senior Debt (or to be held as collateral for the payment of obligations of Obligors in respect of outstanding Letters of Credit or similar contingent obligations incurred pursuant to the Senior Creditor Loan Documents). Senior Creditor is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment, distribution or security shall not be commingled with other funds or property of Subordinated Creditor.

         7.    AMENDMENTS TO DOCUMENTS.

          (a) Senior Creditor and each Obligor shall be authorized to amend any of the Senior Creditor Loan Documents to which they are a party in accordance with the terms thereof, and without prior notice to or the consent of any of the holders of the Subordinated Debt, except that Senior Creditor and Borrowers shall not without the prior written consent of Subordinated Creditor (i) make Loans or other extensions of credit that would cause the aggregate Senior Debt outstanding at any time to exceed the Senior Debt Limit, (ii) increase the rate of interest payable with respect to the Senior Debt by more than 2.00% per annum over the rate in effect on the date hereof other than as a result of the imposition of the Default Rate (as defined in the Loan Agreement on the date hereof), (iii) increase the amount of the fees payable by Borrowers under the Loan Agreement as in effect on the date hereof, but without prejudice to Senior Creditor's and Borrowers' right to agree to the payment of other fees if and to the extent required by Senior Creditor as a condition to Senior Creditor's making available extensions of credit to Borrowers other than those provided for in the Loan Agreement on the date hereof, consisting of a term loan(iv) accelerate the amortization schedule of any portion of the Senior Debt except as otherwise permitted by the Senior Creditor Loan Documents as such amortization schedule is in effect on the date hereof or as such schedule may hereafter be accelerated with Borrowers' and Subordinated Creditor's prior written consent, or (v) alter any provisions in the Loan Agreement to prohibit Borrowers from making any payment on the Subordinated Debt when the holders of Subordinated Debt are entitled under the terms of this Agreement to accept and retain such payment. Borrowers shall promptly after the execution of any such amendments or modifications give conformed copies thereof to Subordinated Creditor.

          (b) Without the prior written consent of Senior Creditor (which consent may be given or withheld in Senior Creditor's sole discretion), no provision of the Subordinated Debt Documents shall be amended, modified or supplemented if the effect thereof would be to (i) advance the originally scheduled dates for the payment of principal, interest or other sums payable in respect of any Subordinated Debt, or modify in any manner adverse to any Obligor the dates for or premiums payable in connection with prepayments, (ii) impose on any Obligor prepayment charges, closing fees or other fees or amounts that are greater than the respective amounts thereof in effect on the date hereof, or
(iii) impose on any Obligor any representations, warranties, covenants, events of default or other provisions that are more restrictive or burdensome to such Obligor than the terms and provisions of the Subordinated Debt Documents as in effect on the date of this Agreement.

     8.   PURCHASE OF SENIOR DEBT.

          (a) If there exists any Senior Debt Default as a consequence of which Senior Creditor elects to enforce its enforcement remedies under the Senior Creditor Loan Documents or under Applicable Law, Subordinated Creditor shall have the option (but not the obligation), upon at least 20 (but not more than 30) days prior written notice to Senior Creditor, to purchase from Senior Creditor all, but not less than all, of the Senior Debt for an amount in cash equal to then outstanding balance of the Senior Debt, including the principal amount of all Loans, accrued but unpaid interest with respect thereto as of the date of such purchase, all unpaid fees, expenses and other charges then owing under the Senior Creditor Loan Documents and all contingent obligations of any Obligor to Senior Creditor (including any contingent obligations related to any outstanding Letters of Credit). In connection with any such purchase, Subordinated Creditor shall indemnify Senior Creditor for any losses incurred by Senior Creditor during the 60-day period following such purchase as a consequence of any returned checks for which a provisional credit had been given by Senior Creditor in calculating the purchase price for the Senior Debt. Any purchase must be consummated within 30 days after Senior Creditor's receipt of a notice of Subordinated Creditor's intent to effectuate a purchase, unless extended by Senior Creditor in its sole discretion, and any notice once given shall be irrevocable. Upon the exercise of such option by the Subordinated Creditor, the Senior Creditor will assign to the Subordinated Creditor all of its right, title and interest in and to the Senior Creditor Loan Documents and the Senior Debt without recourse or warranty, whereupon this Agreement shall be terminated.

          (b) Notwithstanding any sale or assignment of the Senior Debt and Senior Creditor Loan Documents by Senior Creditor to Subordinated Creditor hereunder, Borrowers agree that any such sale and assignment by Senior Creditor shall not operate to terminate or impair Borrowers' indemnifications of Senior Creditor under the Senior Creditor Loan Documents or otherwise, all of which shall survive any such sale and assignment.

     9. CERTAIN WAIVERS AND CONSENTS. Borrowers and Subordinated Creditor each hereby waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance of this Agreement in any action brought therefor by Senior Creditor. To the fullest extent permitted by Applicable Law, Borrowers and Subordinated Creditor each hereby further waives: (i) presentment, demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment and any and all other notices and demands of any kind in connection with all negotiable instruments evidencing all or any portion of the Senior Debt; (ii) the right to require Senior Creditor to marshall any securities, or to enforce any Lien Senior Creditor may now or hereafter have in any Collateral securing the Senior Debt or to pursue any claim it may have against any guarantor of the Senior Debt, as a condition to Senior Creditor's entitlement to receive any payment on account of the Senior Debt; (iii) notice of the acceptance of this Agreement by Senior Creditor; and (iv) notice of any Loans or other credit made available to Borrowers, extensions of time granted, amendments to the Loan Agreement or the other Senior Creditor Loan Documents, or other action taken in reliance hereon. Subordinated Creditor hereby consents and agrees that Senior Creditor may, without in any manner impairing, releasing or otherwise affecting the subordination provided for in this Agreement or any of Senior Creditor's rights hereunder and without prior notice to or the consent of Subordinated Creditor:
(i) release, renew, extend, compromise or postpone the time of payment of any of the Senior Debt; (ii) substitute, exchange or release any or all of the Collateral or decline or neglect to perfect Senior Creditor's Lien upon any of the Collateral; (iii) add or release any Person primarily or secondarily liable from any of the Senior Debt; (iv) amend or modify any of the Senior Creditor Loan Documents (except as provided in paragraph 7 hereof) or waive any Senior Debt Default; and (v) except as provided in paragraph 7 hereof, increase or decrease the amount of the Senior Debt or the rate of interest or the amount of any other charges payable in connection therewith.

     10. STATEMENT OF ACCOUNT. Borrowers and Subordinated Creditor each agrees to render to Senior Creditor from time to time upon Senior Creditor's request therefor a statement of Borrowers' account with Subordinated Creditor and to afford Senior Creditor access to the books and records of Subordinated Creditor and Borrowers in order that Senior Creditor may make a full examination of the state of accounts of Borrowers with Subordinated Creditor.

     11. INDULGENCES NOT WAIVERS. Neither the failure nor any delay on the part of Senior Creditor to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to an estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

     12. DURATION. This Agreement shall become effective when executed by Borrowers and Subordinated Creditor and accepted by Senior Creditor in Atlanta, Georgia, and, when so accepted, shall constitute a continuing agreement of subordination, and shall remain in effect until all of the Senior Debt has been paid in full in immediately available funds and all commitments of Senior Creditor to make Loans or otherwise extend credit under the Loan Agreement have been terminated or expired. Senior Creditor may, without notice to Subordinated Creditor, extend or continue credit and make other financial accommodations to or for the account of Borrowers in reliance upon this Agreement. The provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment of any Senior Debt is rescinded or otherwise must be returned by Senior Creditor upon or in connection with any Insolvency Proceeding of an Obligor, all as if any such payment had not been made.

     13. DEFAULT AND ENFORCEMENT. If at any time any holder of Subordinated Debt fails to comply with any provision of this Agreement that is applicable to such holder, Senior Creditor may demand specific performance of this Agreement, whether or not Borrowers itself has complied with the terms hereof, and may exercise any other remedy available at law or equity. Without limiting the generality of the foregoing, if any holder of Subordinated Debt, in violation of this Agreement, shall institute or participate in any action, suit or proceeding against Borrowers, then Borrowers may interpose as a defense or dilatory plea this Agreement and Senior Creditor is irrevocably authorized to intervene and to interpose such defense or plea in its or Borrowers' name. If any holder of Subordinated Debt attempts to enforce any Lien with respect to any Collateral in violation of this Agreement or the Lien Subordination, Borrower or Senior Creditor (in Borrowers' or Senior Creditor's name) may by virtue of this Agreement restrain such enforcement.

     14. NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement or by Applicable Law shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt, or when received by telecopy at the office of the noticed party or on the third Business Day after deposit in the United States mails, postage prepaid, addressed as set forth below:

     (a)  If to Senior              Fleet Capital Corporation
          Creditor:                          300 Galleria Parkway
                                             Suite 800
                                             Atlanta, Georgia 30369
                                             Attention: Loan Administration Mgr.
                                             Telecopy: (770) 759-2483


     (b)  If to Subordinated        Banc One Capital Partners, LLC
          Creditor:                          150 East Gay Street
                                             24th Floor
                                             Columbus, Ohio 43215
                                             Attention: General Counsel
                                             Telecopy: (614) 217-1111

     (c)  If to Borrowers:          Atlantic Premium Brands, Ltd.
                                             650 Dundee Road
                                             Suite 370
                                             Northbrook, Illinois 60062
                                             Attention: President
                                             Telecopy: (610) 941-2991

     Any addressee may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice. Notice given in any other manner shall nevertheless be effective as to the noticed party on the date actually received by such noticed party.

     15. ENTIRE AGREEMENT. This Agreement and the Lien Subordination constitute and express the entire understanding between the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings, inducements or conditions, whether express or implied, oral or written. If and to the extent the terms hereof are inconsistent with any subordination provisions contained in the Subordinated Note, the terms of this Agreement shall govern and control. Neither this Agreement nor any portion or provision hereof may be changed, waived or amended orally or in any manner other than by an agreement in writing signed by Senior Creditor, Borrowers and Subordinated Creditor.

     16. ADDITIONAL DOCUMENTATION. Borrowers and Subordinated Creditor shall execute and deliver to Senior Creditor such further instruments and shall take such further action as Senior Creditor may reasonably request from time to time in order to carry out the provisions and intent of this Agreement.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of Senior Creditor, its successors and assigns, and shall be binding upon both Borrowers and Subordinated Creditor and their respective heirs, executors, successors and assigns; provided, however, that, except as otherwise expressly set forth in this paragraph 17 and in paragraph 4 herein, neither Subordinated Creditor nor any subsequent holder of any Subordinated Debt shall assign or transfer to any Person any part of the Subordinated Debt. Without limiting the generality of the foregoing, any Qualified Lender whose loans or advances to Borrowers or any other Obligor hereafter are used to refinance and pay indefeasibly in full the Senior Debt shall be deemed for all purposes hereof to be the successor to Senior Creditor, and from and after the date of any such refinancing and satisfaction in full of the Senior Debt such Qualified Lender shall be deemed a party hereto in the place and stead of Senior Creditor as if such Qualified Lender had been the original signatory hereto, and all loans, advances, liabilities, debit balances, covenants and duties at any time or times owed by Borrowers to such successor to Senior Creditor, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, then existing or thereafter arising, including any renewals, extensions, modifications, or replacements of any of the foregoing, shall be deemed for all purposes hereunder to constitute and be Senior Debt.

     18. DEFECTS WAIVED. This Agreement is effective notwithstanding any defect in the validity or enforceability of any instrument or document at any time evidencing or securing the whole or any part of the Senior Debt.

     19. GOVERNING LAW. The validity, construction and enforcement of this Agreement shall be governed by the internal laws of the State of Georgia.

     20. SEVERABILITY. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     21. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     22. JURY TRIAL WAIVER. IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER CONCERNED WITH THIS AGREEMENT OR THE SENIOR DEBT, SUBORDINATED CREDITOR, BORROWERS AND SENIOR CREDITOR EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO A TRIAL BY JURY.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered on the day and year first above written.


                                         ATLANTIC PREMIUM BRANDS, LTD.


                                         By: /s/ MERRICK M. ELFMAN
                                             ---------------------
                                                 MERRICK M. ELFMAN, Chairman


                                         CARLTON FOODS CORP.


                                         By: /s/ MERRICK M. ELFMAN
                                             ---------------------
                                                 MERRICK M. ELFMAN, Chairman

                                         PREFCO CORP.


                                         By: /s/ MERRICK M. ELFMAN
                                             ---------------------
                                                 MERRICK M. ELFMAN, Chairman


                                         GROGAN'S FARM, INC.


                                         By: /s/ MERRICK M. ELFMAN
                                             ---------------------
                                                 MERRICK M. ELFMAN, Chairman

                                         RICHARDS CAJUN FOODS CORP.


                                         By: /s/ MERRICK M. ELFMAN
                                             ---------------------
                                                 MERRICK M. ELFMAN, Chairman


                    [Signatures continued on following page]

                                         POTTER'S ACQUISITION CORP.


                                          By: /s/ MERRICK M. ELFMAN
                                              ---------------------
                                                  MERRICK M. ELFMAN, Chairman



                                         BANC ONE CAPITAL PARTNERS, LLC
                                         ("Subordinated Creditor")


                                         By: /s/ LEONARD LILLIARD
                                             ---------------------

                                         Title: Vice President



    Accepted in Atlanta, Georgia, this 20th day of March, 1998.


                                         FLEET CAPITAL CORPORATION
                                         ("Senior Creditor")


                                         By:  /s/ ROLAND ROBINSON
                                              ---------------------

                                         Title:  Vice President